Exhibit 99.1

FOR IMMEDIATE RELEASE

May 19, 2026

Strategic Storage Trust VI, Inc. Reports First Quarter 2026 Results

- Total revenues increased approximately $0.5 million or 6.5% compared to the same period in 2025.

- Same-Store Revenues increased by approximately $0.2 million or 4.2% for the Quarter.

- Net loss attributable to common stockholders increased approximately $1.9 million or 18.7% compared to the same period in 2025.

- Same-Store Net Operating Income ("NOI") increased by approximately $0.1 million or 2.0% for the Quarter.

LADERA RANCH, CA – May 19, 2026 – Strategic Storage Trust VI, Inc. (“SST VI”), a publicly registered non-traded real estate investment trust sponsored by an affiliate of SmartStop Self Storage REIT, Inc. (“SmartStop”) (NYSE: SMA), announced operating results for the three months ended March 31, 2026.

“We delivered solid top-line growth in the quarter, with total revenues increasing 6.5% year over year and same-store revenues up 4.2%, reflecting steady demand across our portfolio,” commented H. Michael Schwartz, President and CEO of Strategic Storage Trust VI, Inc. “Same-store NOI growth of 2.0% underscores the resilience of SmartStop's operating platform. During the quarter, we also successfully opened a ground-up development, marking an important milestone in our growth strategy and expanding our presence in the Greater Toronto Area. While net loss attributable to common stockholders increased compared to the prior year period, this was largely driven by foreign currency adjustment and investments in unconsolidated real estate ventures that we believe will support long-term value creation. We remain focused on disciplined capital allocation, optimizing portfolio performance, and driving sustainable growth for our stockholders.”

Key Highlights for the Three Months Ended March 31, 2026:

• Total revenues were approximately $7.8 million, an increase of approximately $0.5 million when compared to the same period in 2025.

• Increased same-store revenues and NOI by 4.2% and 2.0%, respectively, for the three months ended March 31, 2026 compared to the three months ended March 31, 2025.

• Decreased same-store average physical occupancy by approximately 1.5% to 90.3% for the three months ended March 31, 2026 from 91.8% for the three months ended March 31, 2025.

• Increased same-store annualized rent per occupied square foot by approximately 5.8% to $17.81 for the three months ended March 31, 2026 from $16.83 for the three months ended March 31, 2025.

Development Projects:

As of March 31, 2026, we owned 50% of the equity interests in five unconsolidated real estate ventures in two Canadian provinces (Ontario and Quebec), with subsidiaries of SmartCentres Real Estate Investment Trust (“SmartCentres”) owning the other 50% of such entities. Our unconsolidated real estate ventures consist of four operating self storage properties in the lease-up phase and one parcel of land that is intended to be developed into a self storage facility. As of March 31, 2026, the four operating unconsolidated real estate venture properties had an average physical occupancy of approximately 49%. The to-be-developed unconsolidated real estate venture property is currently under development and we expect to commence operations in mid-2026.

10 Terrace Road, Ladera Ranch, CA 92694 | 866.412.5161 | info@StrategicREIT.com

On February 25, 2026, we substantially completed development and commenced operations on our Etobicoke Property. Our Etobicoke Property consists of approximately 980 units and 90,300 net rentable square feet and was approximately 3% occupied as of March 31, 2026. As of March 31, 2026, our operating self storage portfolio had an average physical occupancy of approximately 85%.

Declared Distributions:

On March 27, 2026, our board of directors declared a daily distribution rate of approximately $0.001698 per day per share on the outstanding shares of common stock payable to Class A, Class T, Class W, Class P, Class Y and Class Z stockholders of record of such shares as shown on our books at the close of business on each day of the period commencing on April 1, 2026 and ending June 30, 2026. In connection with this distribution, stockholders who hold Class T and Class Y shares, will be paid an amount equal to approximately $0.001698 per day less the stockholder servicing fee payable per share per day. Such distributions payable to each stockholder of record during a month will be paid the following month.

About Strategic Storage Trust VI, Inc. (SST VI):

SST VI is a public non-traded REIT that elected to qualify as a REIT for federal income tax purposes. SST VI’s primary investment strategy is to invest in income-producing and growth self-storage facilities and related self-storage real estate investments in the United States and Canada. As of May 19, 2026, SST VI owned 25 operating self storage properties of which 13 are located in seven states (Arizona, Delaware, Florida, Nevada, Oregon, Pennsylvania and Washington) comprising approximately 9,015 units and 1,079,395 rentable square feet (including parking) and 12 located in three Canadian provinces (Albert, British Columbia and Ontario) comprising approximately 11,185 units and 1,158,015 rentable square feet (including parking), in addition to joint venture interests in four operational and one development property in two Canadian provinces (Ontario and Québec) and one wholly owned development property in Florida.

About SmartStop Self Storage REIT, Inc. (SmartStop):

SmartStop Self Storage REIT, Inc. (“SmartStop”) (NYSE:SMA), is a self-managed REIT with a fully integrated operations team of approximately 1,000 self-storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self-storage programs and, through its Managed Platform, offers third-party management services in the U.S. and Canada. As of May 19, 2026, SmartStop has an owned or managed portfolio of nearly 460 operating properties in 35 states, Washington, D.C., and Canada, comprising approximately 270,000 units and 35 million rentable square feet. SmartStop and its affiliates own or manage 50 operating self-storage properties across four provinces in Canada, which total approximately 43,400 units and 4.3 million rentable square feet. Additional information regarding SmartStop is available at www.smartstopselfstorage.com.

Contact:

David Corak

SVP of Corporate Finance & Strategy

SmartStop Self Storage REIT, Inc.

IR@smartstop.com

Media Relations Contact:

Spotlight Marketing Communications

949-427-1391

Julie@spotlightmarcom.com

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2026 (Unaudited)	December 31, 2025
ASSETS
Real estate facilities:
Land	$111,490,555	$112,763,319
Buildings	395,763,757	385,675,015
Site improvements	14,162,648	14,075,173
	521,416,960	512,513,507
Accumulated depreciation	(43,998,337)	(41,047,473)
	477,418,623	471,466,034
Construction in process	8,643,757	20,888,613
Real estate facilities, net	486,062,380	492,354,647
Cash and cash equivalents	8,346,417	8,801,019
Restricted cash	1,196,951	1,117,142
Investments in unconsolidated real estate ventures	17,552,404	24,512,945
Other assets, net	10,837,538	7,655,431
Total assets	$523,995,690	$534,441,184
LIABILITIES, TEMPORARY EQUITY AND EQUITY
Debt, net	$290,190,706	$292,908,254
Accounts payable and accrued liabilities	11,140,731	9,610,514
Distributions payable	5,143,474	4,679,935
Due to affiliates	9,434,156	4,674,857
Total liabilities	315,909,067	311,873,560
Commitments and contingencies
Redeemable common stock	14,621,370	13,063,224
Series B Convertible Preferred Stock, net $0.001 par value; 150,000 shares authorized; 150,000 issued and outstanding at March 31, 2026 and December 31, 2025, with aggregate liquidation preferences of $153,088,356 and $153,156,986 at March 31, 2026 and December 31, 2025, respectively	148,599,723	148,599,723
Series D Preferred units in our Operating Partnership, net $0.001 par value; 1,400,000 units authorized; 1,400,000 issued and outstanding at March 31, 2026 and December 31, 2025, with aggregate liquidation preferences of $35,695,167 and $35,170,167 at March 31, 2026 and December 31, 2025, respectively	34,626,688	34,626,688
Series E Redeemable 8% Preferred Stock, $0.001 par value; 10,000,000 shares authorized; none issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Equity:
Strategic Storage Trust VI, Inc.:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Class P Common stock, $0.001 par value; 30,000,000 shares authorized; 11,506,323 and 11,457,294 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	11,506	11,457
Class A Common stock, $0.001 par value; 230,000,000 shares authorized; 3,273,726 and 3,252,608 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	3,274	3,253
Class T Common stock, $0.001 par value; 100,000,000 shares authorized; 5,475,436 and 5,446,198 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	5,475	5,446
Class W Common stock, $0.001 par value; 70,000,000 shares authorized; 725,625 and 720,067 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	726	720
Class Y Common stock, $0.001 par value; 200,000,000 shares authorized; 5,497,253 and 5,459,946 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	5,497	5,460
Class Z Common stock, $0.001 par value; 70,000,000 shares authorized; 579,447 and 576,712 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	580	577
Additional paid-in capital	222,021,300	222,010,592
Distributions	(51,356,087)	(47,498,935)
Accumulated deficit	(160,039,617)	(147,963,237)
Accumulated other comprehensive loss	(4,624,889)	(4,762,249)
Total Strategic Storage Trust VI, Inc. equity	6,027,765	21,813,084
Noncontrolling interests in our Operating Partnership	(865,488)	(611,660)
Noncontrolling Series C Subordinated Units in our Operating Partnership	5,076,565	5,076,565
Total noncontrolling interest	4,211,077	4,464,905
Total equity	10,238,842	26,277,989
Total liabilities, temporary equity and equity	$523,995,690	$534,441,184

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2026	2025
Revenues:
Self storage rental revenue	$7,779,946	$7,303,641
Ancillary operating revenue	44,867	45,717
Total revenues	7,824,813	7,349,358
Operating expenses:
Property operating expenses	3,237,485	2,939,080
Property operating expenses – affiliates	1,362,162	1,240,267
General and administrative	1,514,750	1,703,808
Depreciation	3,292,788	3,118,402
Acquisition expense – affiliates	128,280	107,876
Other property acquisition expenses	110,799	14,020
Total operating expenses	9,646,264	9,123,453
Operating loss	(1,821,451)	(1,774,095)
Other income (expense):
Interest expense	(4,132,099)	(4,107,295)
Interest expense – debt issuance costs	(159,852)	(488,397)
Derivative fair value adjustment	—	(531,449)
Other income, net	21,913	79,014
Equity in loss of unconsolidated real estate ventures	(813,829)	(222,528)
Foreign currency adjustment	(1,730,274)	(195,936)
Net loss	(8,635,592)	(7,240,686)
Less: Distributions to preferred unitholders in our Operating Partnership	(525,000)	—
Less: Distributions to preferred stockholders	(3,088,356)	(3,088,356)
Net loss attributable to the noncontrolling interests in our Operating Partnership	172,568	152,735
Net loss attributable to Strategic Storage Trust VI, Inc. common stockholders	$(12,076,380)	$(10,176,307)
Net loss per Class P share—basic and diluted	$(0.45)	$(0.40)
Net loss per Class A share—basic and diluted	$(0.45)	$(0.40)
Net loss per Class T share—basic and diluted	$(0.45)	$(0.40)
Net loss per Class W share—basic and diluted	$(0.45)	$(0.40)
Net loss per Class Y share—basic and diluted	$(0.45)	$(0.40)
Net loss per Class Z share—basic and diluted	$(0.45)	$(0.40)
Weighted average Class P shares outstanding—basic and diluted	11,481,374	11,331,153
Weighted average Class A shares outstanding—basic and diluted	3,263,920	3,389,986
Weighted average Class T shares outstanding—basic and diluted	5,461,907	5,386,419
Weighted average Class W shares outstanding—basic and diluted	723,052	707,444
Weighted average Class Y shares outstanding—basic and diluted	5,481,048	4,372,891
Weighted average Class Z shares outstanding—basic and diluted	578,176	366,596

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

COMPUTATION OF SAME-STORE OPERATING RESULTS

(UNAUDITED)

Same-Store Facility Results - three months ended March 31, 2026 and 2025

The following table sets forth operating data for our same-store facilities (stabilized and comparable properties that have been included in the consolidated results of operations since January 1, 2025) for the three months ended March 31, 2026 and 2025. We consider the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change
Revenues(1)	$5,304,671	$5,090,438	4.2%	$2,520,142	$2,258,920	N/M	$7,824,813	$7,349,358	6.5%
Property operating expenses(2)	2,214,683	2,061,446	7.4%	1,500,285	1,323,066	N/M	3,714,968	3,384,512	9.8%
Net operating income	$3,089,988	$3,028,992	2.0%	$1,019,857	$935,854	N/M	$4,109,845	$3,964,846	3.7%
Number of Facilities	16	16		9	8		25	24
Rentable square feet(3)	1,361,225	1,361,225		876,185	785,885		2,237,410	2,147,110
Average physical occupancy(4)	90.3%	91.8%	-1.5%	77.6%	84.2%	N/M	85.4%	89.0%	-3.6%
Annualized rent per occupied square foot(5)	$17.81	$16.83	5.8%	N/M	N/M	N/M	$17.30	$16.29

N/M Not meaningful

(1)
Revenue includes rental revenue, ancillary revenue, administrative and late fees.
(2)
Property operating expenses excludes corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization expense and acquisition expenses, but includes property management fees.
(3)
Of the total rentable square feet, parking represented approximately 199,780 square feet as of March 31, 2026 and 2025. On a same-store basis, for the same periods, parking represented approximately 109,000 square feet.
(4)
Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.
(5)
Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. We have excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

Our increase in same-store revenue of approximately $0.2 million was primarily the result of an increase in revenue per occupied square foot of approximately 5.8% for the three months ended March 31, 2026 over the three months ended March 31, 2025 offset by a decrease in average physical occupancy of approximately 1.5%.

Our same-store property operating expenses increased by approximately $0.2 million for the three months ended March 31, 2026 compared to the three months ended March 31, 2025 primarily related to an increase in real estate taxes and payroll.

Net operating income, or NOI, is a non-GAAP measure that we define as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses, tenant protection economics, and other non-property related income and expense. We believe that NOI is useful for investors as it provides a measure of the operating performance of our operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, we believe that NOI (sometimes referred to as property operating income) is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term NOI may not be comparable to that of other real estate companies as they

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

COMPUTATION OF SAME-STORE OPERATING RESULTS

(UNAUDITED)

may have different methodologies for computing this amount. In addition, NOI is not a substitute for net income (loss), cash flows from operations, or other related financial measures, in evaluating our operating performance.

The following table presents a reconciliation of net loss as presented on our consolidated statements of operations to NOI, as stated above, for the periods indicated:

	Three Months Ended
	March 31, 2026	March 31, 2025
Net Loss	$(8,635,592)	$(7,240,686)
Adjusted to exclude:
Asset management fees(1)(2)	884,679	794,835
General and administrative	1,514,750	1,703,808
Depreciation	3,292,788	3,118,402
Acquisition expenses—affiliates	128,280	107,876
Other property acquisition expenses	110,799	14,020
Interest expense	4,132,099	4,107,295
Interest expense—debt issuance costs	159,852	488,397
Derivative fair value adjustment	—	531,449
Other income, net	(21,913)	(79,014)
Equity in loss of unconsolidated real estate ventures	813,829	222,528
Foreign currency adjustment	1,730,274	195,936
Total property net operating income	$4,109,845	$3,964,846
(1)
Asset management fees are included in Property operating expenses – affiliates in the consolidated statements of operations.
(2)
Includes amortization of Advisor contract of approximately $0.3 million and $0.2 million for the three months ended March 31, 2026 and 2025, respectively.

Forward-Looking Statements

Certain of the matters discussed in this earnings release, other than historical facts, constitute forward-looking statements within the meaning of the federal securities laws, and we intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in such federal securities laws. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words, or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements.

Such statements include, but are not limited to statements concerning our plans, strategies, initiatives, prospects, objectives, goals, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation:

•
disruptions in the economy, including debt and banking markets and foreign currency, including changes in the Canadian Dollar ("CAD")/U.S. Dollar ("USD") exchange rate;
•
significant transaction costs, including financing costs, and unknown liabilities;
•
whether we will be successful in the pursuit of our business plan and investment objectives;
•
changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including tariffs, wars, natural disasters, epidemics and pandemics, military actions, and terrorist attacks;

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

COMPUTATION OF SAME-STORE OPERATING RESULTS

(UNAUDITED)

•
changes in tax and other laws and regulations, including tenant protection programs and other aspects of our business;
•
difficulties in our ability to attract and retain qualified personnel and management;
•
the effect of competition at our self-storage properties or from other storage alternatives, which could cause rents and occupancy rates to decline;
•
failure to close on pending or future acquisitions on favorable terms or at all;
•
our reliance on information technologies, which are vulnerable to, among other things, attack from computer viruses and malware, hacking, cyberattacks and other unauthorized access or misuse;
•
increases in interest rates; and
•
failure to maintain our REIT status.

All forward-looking statements, including without limitation, management’s examination of historical operating trends and estimates of future earnings, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the Securities and Exchange Commission (the “SEC”) and are not intended to be a guarantee of our performance in future periods. We cannot guarantee the accuracy of any such forward-looking statements contained in this earnings release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information regarding risks and uncertainties associated with our business, and important factors that could cause our actual results to vary materially from those expressed or implied in such forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the documents we file from time to time with the SEC, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2025, as supplemented by the risk factors included in Part II, Item 1A of our Form 10-Qs, copies of which may be obtained from our website at www.strategicreit.com.